Exhibit 3.74

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/18/1996 960016404 - 2109995

RESTATED CERTIFICATE OF INCORPORATION

OF

VNU ADVERTISING EXPENDITURE CORP.

It is hereby certified that:

1. The present name of the corporation (hereinafter called the “corporation”) is VNU ADVERTISING EXPENDITURE CORP. The name under which the corporation was originally incorporated is VNU ACQUISITION, INC. and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is December 8, 1986.

2. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of VNU ADVERTISING EXPENDITURE CORP., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

“RESTATED CERTIFICATE OF INCORPORATION

OF

VNU ADVERTISING EXPENDITURE CORP.

(a Delaware corporation)

FIRST: The name of the Corporation is VNU ADVERTISING EXPENDITURE CORP.

SECOND: The address of the Corporation’s registered office is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805, and the name of its registered agent thereat is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue 75,000 shares of common stock of the par value of $1.00 per share.

FIFTH: The name and mailing address of the incorporator is Mark L. Walker, c/o Hughes Hubbard & Reed, One Wall Street, New York, New York 10005.

SIXTH: The Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.”

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: January 17, 1995

VNU ADVERTISING EXPENDITURE CORP.

By:	/s/ Mari Jo Florio
Mari Jo Florio Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 10/01/1997 971331109 - 2109995

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

VNU ADVERTISING EXPENDITURE CORP

The Board of Directors of VNU ADVERTISING EXPENDITURE CORP corporation of Delaware, on this 30th day of September, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be serviced, is National Corporate Research, Ltd.

The VNU ADVERTISING EXPENDITURE CORP., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Secretary, the 30th day of September, A.D. 1997.

/s/ James A. Ross
Name:	James A. Ross
Title:	Secretary

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•

First: That at a meeting of the Board of Directors of VNU ADVERTISING EXPENDITURE CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be read as follows:

“The name of the Corporation is SRDS, Inc.”

•

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Frederick A. Steinmann
(Authorized Officer)
NAME:	Frederick A. Steinmann, V.P.
(Type or Print)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 12/12/2000 001621062 - 2109995

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00PM 11/15/2001 010578641 - 2109995

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•

First: That a meeting of the Board of Directors of SRDS, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Standard Rate and Data Service, Inc.”

•

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of share as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Frederick A. Steinmann
(Authorized Officer)
NAME:	Frederick A. Steinmann, V.P.
(Type or Print)

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•

First: That a meeting of the Board of Directors of Standard Rate and Data Service, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

•	Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is SRDS, Inc.”

•

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of share as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Frederick A. Steinmann
(Authorized Officer)
NAME:	Frederick A. Steinmann, V.P.
(Type or Print)

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 02/27/2002 020145610 - 2109995

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 03/28/2003 030209240 - 2109995

CERTIFICATE OF OWNERSHIP

MERGING

VNU/SPECTRA MANAGEMENT CORP.

INTO

SRDS, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

SRDS, Inc., a corporation incorporated on the 8th day of December 1986 pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of VNU/Spectra Management Corp., a corporation incorporated on the 5th day of February, 1997, pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 26th day of March 2003, determined to and did merge into itself said VNU/Spectra Management Corp., which resolution is in the following words to wit:

WHEREAS this corporation desires to merge into itself the said VNU/Spectra Management Corp., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said VNU/Spectra Management Corp. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that said merger shall be effective as of April 1, 2003; and

FURTHER RESOLVED, that an authorized officer of this corporation be and he/she hereby is directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said VNU/Spectra Management Corp. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said SRDS, Inc. has caused its corporate seal to be affixed to this certificate to be signed by Frederick A. Steinmann, an authorized officer this 27th day of March 2003.

/s/ Frederick A. Steinmann
Frederick A. Steinmann
Vice President